Separation and Release of Claims Agreement

This Separation and Release of Claims Agreement ("**Agreement**") is entered into as of January 28, 2026 by and between PSQ Holdings, Inc., a Delaware corporation (the "**Company**"), on behalf of itself, its subsidiaries, and other corporate affiliates, and each of their respective present and former employees, officers, directors, owners, shareholders, attorneys, and agents, individually and in their official capacities (collectively, the "**Company Group**"), and Michael Seifert (the "**Employee**").

The Employee and the Company are parties to an Employment Agreement, dated as of July 19, 2023 (the "**Employment Agreement**"). On January 27, 2026, the Employee resigned his employment without Good Reason (as defined in the Employment Agreement) under Section 8(a) of the Employment Agreement. The Employee's last day of employment with the Company was January 27, 2026 (the "**Separation Date**").

After the Separation Date, the Employee shall not represent that the Employee is an employee, officer, director, attorney, agent, or representative of the Company Group for any purpose. The Separation Date was the employment termination date for the Employee for all purposes, meaning the Employee is not entitled to any further compensation, monies, or other benefits from the Company Group, including coverage under any benefit plans or programs sponsored by the Company Group, as of the Separation Date, except as otherwise provided in this Agreement.

1. Return of Property. By February 2, 2026, the Employee shall return all Company Group property, including identification cards or badges, passwords, access codes or devices, keys, laptops, computers, telephones, mobile phones, hand-held electronic devices, credit cards, electronically stored documents or files and storage devices, physical files, and any other Company Group property in the Employee's possession. The Employee does not claim ownership of any of the Company Group's cloud storage or social media accounts and shall not use the cloud storage or social media accounts.

2. Employee Representations. The Employee represents, warrants, and confirms that the Employee:

(a) has not filed any complaints or lawsuits against the Company Group with any state or federal court or arbitration forum before executing this Agreement. For the avoidance of doubt, this representation does not include, and the Employee is not required to disclose to the Company, any claims, complaints, or communications to the Securities and Exchange Commission (SEC), the National Labor Relations Board (NLRB), the Equal Employment Opportunity Commission (EEOC), the Occupational Safety and Health Administration (OSHA), or any other federal, state, or local governmental regulatory or law enforcement agency ("**Government Agencies**");

(b) has not made any claims or allegations to the Company Group related to sexual harassment, sex discrimination, or sexual assault or abuse, and that none of the payments set forth in this Agreement are related to any such claims or allegations;

(c) has been properly paid for all hours worked for the Company Group; and

(d) has received all salary, wages, commissions, bonuses, and other compensation due to the Employee, except for the Employee's final payroll check for salary through and including the Separation Date, which will be paid on the next regularly scheduled payroll date for the pay period including the Separation Date.

3. Separation Benefits. As consideration for the Employee's execution of and compliance with this Agreement, including the Employee's waiver and release of claims in 4 and other post-termination obligations, and the Employee's execution of the attached Addendum to Separation and Release Agreement after the Separation Date, the Company Group shall provide the following benefits to which the Employee is not otherwise entitled:

(a) If the Employee is covered under the Company's group health plan (the "**Plan**") as of the Separation Date, and the Employee timely and properly elects Consolidated Omnibus Budget Reconciliation Act ("**COBRA**") continuation coverage under the Plan, the Employee may continue to participate in the Plan under COBRA at the Employee's expense until the earlier of: (i) the date the Employee is no longer eligible for COBRA coverage under the Plan; or (ii) the date the Employee becomes covered under another group health plan.

(b) Employee shall direct all requests for references to Company's Human Resources Department. In response to a request for a reference, Company Group shall provide only Employee's dates of employment and job title and, if requested and authorized by the Employee in writing, the Employee's last salary or rate of pay.

(c) The Company Group shall provide the waivers contained in Section 4(b) hereof.

The Employee understands, acknowledges, and agrees that these benefits exceed what the Employee is otherwise entitled to receive on separation from employment, and that these benefits are being given as consideration in exchange for executing this Agreement, including the general release and restrictive covenants contained in it. The Employee further acknowledges that the Employee is not entitled to any additional payment or consideration not specifically referenced in this Agreement. Nothing in this Agreement is intended to be construed as an express or implied policy or practice of the Company Group to provide these or other benefits to any individuals other than the Employee.

4. Release.

(a) Employee's General Release and Waiver of Claims

In exchange for the consideration provided in this Agreement, the Employee and the Employee's heirs, executors, representatives, administrators, agents, and assigns (collectively, the "**Releasors**") irrevocably and unconditionally fully and forever waive, release, and discharge the Company Group in their corporate and individual capacities (collectively, the "**Released Parties**"), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys' fees) of any kind whatsoever, whether known or unknown (collectively, "**Claims**"), that Releasors may have or have ever had

against the Released Parties, or any of them, arising out of, or in any way related to the Employee's hire, benefits, employment, termination, or separation from employment with the Company Group by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Employee's execution of this Agreement, including, but not limited to:

(i) any and all claims under Title VII of the Civil Rights Act of 1964 (Title VII), the Americans with Disabilities Act (ADA), the Family and Medical Leave Act (FMLA), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (IRCA), all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

(ii) any and all claims under the Florida Civil Rights Act (FCRA), Florida Whistleblower Protection Act (FWA), Florida Workers' Compensation Law's Retaliation provision, Florida Wage Discrimination Law, Florida Minimum Wage Act, Florida Equal Pay Law, Florida Omnibus AIDS Act, the Florida Domestic Violence Leave Act, Florida Discrimination on the Basis of Sickle Cell Trait Law, Florida OSHA, the Florida Constitution, the Florida Fair Housing Act (FHA), Miami-Dade County Code, Chapter 11A, Broward County Human Rights Act, Palm Beach County Code, Article VI, all including any amendments and their respective implementing regulations, and any other state or local law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

(iii) any and all claims for compensation of any type whatsoever, including but not limited to claims for salary, wages, bonuses, commissions, incentive compensation, vacation, and severance that may be legally waived and released;

(iv) any and all claims arising under tort, contract, and quasi-contract law, including but not limited to claims of breach of an express or implied contract, tortious interference with contract or prospective business advantage, breach of the covenant of good faith and fair dealing, promissory estoppel, detrimental reliance, invasion of privacy, violation of biometric and data privacy laws, nonphysical injury, personal injury or sickness or any other harm, wrongful

or retaliatory discharge, fraud, defamation, slander, libel, false imprisonment, and negligent or intentional infliction of emotional distress;

(v) any and all claims for monetary or equitable relief, including but not limited to attorneys' fees, back pay, front pay, reinstatement, experts' fees, medical fees or expenses, costs and disbursements, punitive damages, liquidated damages, and penalties; and

(vi) indemnification rights the Employee has against the Company Group.

However, this general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) claims that cannot be waived by law; and (B) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements.

This general release and waiver of claims also excludes, and the Employee does not waive, release, or discharge: (AA) the right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by or before, or provide information to any Government Agencies about workplace conditions or a possible violation of law, without the need to provide advance notice to the Company Group; and (BB) the right to seek or receive a monetary award from a government-administered whistleblower award program, except that the Employee waives any right to monetary relief related to any administrative charge or complaint with the Equal Employment Opportunity Commission (EEOC) or any state or local fair employment practices agency. "**Government Agencies**" means the Securities and Exchange Commission (SEC), the NLRB, the EEOC, the Occupational Safety and Health Administration (OSHA), or any other federal, state, or local governmental regulatory or law enforcement agency.

If the Employee applies for unemployment benefits, the Company Group shall respond truthfully, completely, and timely to any inquiries concerning the termination of Employee's employment.

(b) Company Group Release of Employee

In exchange for the Releasors' waiver and release of claims against the Released Parties and the other covenants contained in this Agreement, the Company Group expressly waives and releases any and all claims against the Employee that may be waived and released by law with the exception of claims arising out of or attributable to: (i) events, acts, or omissions taking place after the parties' execution of the Agreement; (ii) the Employee's breach of any terms and conditions of the Agreement; and (iii) the Employee's (a) criminal activities or (b) intentional misconduct occurring during the Employee's employment with the Company Group that the Employee has not disclosed to the Board of Directors of the Company.

5. Knowing and Voluntary Acknowledgment. The Employee acknowledges that:

(a) the Employee has read this Agreement in its entirety and understands all of its terms;

(b) by this Agreement, the Employee has been advised to consult with an attorney before executing this Agreement before signing this Agreement;

(c) the Employee knowingly, freely, and voluntarily assents to all of this Agreement's terms and conditions including, without limitation, the waiver, release, and covenants contained in it;

(d) the Employee is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled;

(e) the Employee is not waiving or releasing rights or claims that may arise after the Employee signs this Agreement; and

(f) the Employee understands that the waiver and release in this Agreement is being requested in connection with the Employee's separation of employment from the Company Group.

6. Post-Termination Obligations and Restrictive Covenants.

(a) Acknowledgment

The Employee understands and acknowledges that by virtue of the Employee's employment and positions with the Company Group, the Employee had access to and knowledge of Confidential Information, was in a position of trust and confidence with the Company Group, and benefitted from the Company Group's goodwill. The Employee understands and acknowledges that the Company Group invested significant time and expense in developing the Confidential Information and goodwill.

The Employee further understands and acknowledges that the restrictive covenants below are necessary to protect the Company Group's legitimate business interests in its Confidential Information and goodwill and in the Employee's unique, special, or extraordinary services. The Employee further understands and acknowledges that the Company Group's ability to reserve these for the exclusive knowledge and use of the Company Group is of great competitive importance and commercial value to the Company Group and that the Company Group would be irreparably harmed if the Employee violates the restrictive covenants below.

(b) Confidential Information

The Employee understands and acknowledges that during the course of employment and positions with the Company, the Employee has had access to and learned about confidential, secret, and proprietary documents, materials, and other information, in tangible and intangible form, of and relating to the Company Group and

its businesses and existing and prospective customers, suppliers, investors, and other associated third parties ("**Confidential Information**"). The Employee further understands and acknowledges that this Confidential Information and the Company's ability to reserve it for the exclusive knowledge and use of the Company Group is of great competitive importance and commercial value to the Company Group, and that improper use or disclosure of the Confidential Information by the Employee may cause the Company Group to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages, and criminal penalties.

For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic, or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, embedded data, algorithms, technologies, records, systems, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, internal controls, security procedures, market studies, sales information, revenue, costs, product plans, customer information, customer lists, client information, client lists, and buyer list of the Company Group or its businesses or any existing or prospective customer, supplier, investor, or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence.

The Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified or treated as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. Subject to the limitations described by Section 6(c)(iii), Confidential Information also includes, but is not limited to, all information that qualifies as a trade secret pursuant to the Defend Trade Secrets Act.

The Confidential Information obtained by the Employee in the course of the Employee's employment by the Company is subject to the terms and conditions of this Agreement as if the Company furnished the same Confidential Information to the Employee in the first instance. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to the Employee, provided that the disclosure is through no direct or indirect fault of the Employee or person(s) acting on the Employee's behalf.

(c) Disclosure and Use Restrictions.

(i) Employee Covenants. The Employee shall:

(A) treat all Confidential Information as strictly confidential;

(B) not directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company Group) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company Group and, in any event, not to anyone outside of the direct employ of the Company Group, except as otherwise permitted by this Agreement; and

(C) not access or use any Confidential Information, and not copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company Group, except as otherwise permitted by this Agreement (see **Permitted Disclosures** below), by applicable law.

The Employee's obligations under this Agreement regarding Confidential Information begins immediately, continues until the Confidential Information has become public knowledge other than as a result of the Employee's breach of this Agreement or a breach by those acting in concert with the Employee or on the Employee's behalf, and are in addition to, and do not otherwise alter or amend, any other duties or obligations of the Employee with respect to such information.

(ii) Permitted Disclosures. Nothing in this Agreement is intended to be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order.

Nothing in this Agreement prohibits or restricts the Employee (or Employee's attorney) from initiating communications with, responding to an inquiry from, providing testimony before, or otherwise participating in any investigation or proceeding conducted by the Securities and Exchange Commission (SEC), any other self-regulatory organization, or any other federal or state regulatory authority regarding this Agreement or its underlying facts or circumstances or a possible securities law violation/any Government Agencies (as defined in Section 2(a)) without the need for permission from or notice to the Company.

Nothing in this Agreement prohibits or restricts the Employee (or Employee's attorney) from filing a charge or complaint with any Government Agencies (as defined in Section 2(a)).

(iii) Notice of Immunity Under the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(A) The Employee will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document that is filed under seal in a lawsuit or other proceeding.

(B) If the Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Employee may disclose the Company's trade secrets to the Employee's attorney and use the trade secret information in the court proceeding if the Employee: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

(d) Non-Competition

Because of the Company Group's legitimate business interest as described in this Agreement and the good and valuable consideration offered to the Employee, for 24 months, beginning on the Separation Date, the Employee shall not engage in any Competitive Activity within any state where the Company Group conducts or proposes to conduct business.

For purposes of this non-compete clause, "**Competitive Activity**" means to, directly or indirectly, in whole or in part, engage in, provide services to, support, or otherwise participate in, whether as an employee, employer, owner, operator, manager, advisor, consultant, agent, partner, director, stockholder, officer, volunteer, intern, or any other similar capacity, any entity engaged in a business that is directly or indirectly competitive with the business of the Company Group, including, without limitation, online political and charitable fundraising platforms and tools, payments processing and reselling, online consumer credit offerings, and fintech platform services. Without limiting the foregoing, Competitive Activity also includes activity that may require or inevitably require the Employee's disclosure of trade secrets, proprietary information, and/or Confidential Information.

Nothing in this Agreement prohibits the Employee from purchasing or owning less than 5% of the publicly traded securities of any corporation, provided that the Employee's ownership represents a passive investment, and that the Employee is not a controlling person of, or a member of a group that controls, the corporation, and that Employee does not otherwise violate the provisions of this Agreement, including this non-competition clause.

(e) Non-Solicitation of Employees

The Employee understands and acknowledges that the Company has expended and continues to expend significant time and expense in recruiting and training its employees and that the loss of employees would cause significant and irreparable harm to the Company. The Employee shall not directly or indirectly solicit, hire, recruit, attempt to hire or recruit, or induce the termination of employment of any employee of the Company Group for 24 months, beginning on the Separation Date.

(f) Non-Solicitation of Customers and Business Relationships

The Employee understands and acknowledges that the Company Group has expended and continues to expend significant time and expense in developing customer relationships, customer information, customer prospects, and goodwill, and that because of the Employee's experience with and relationship to the Company Group, the Employee has had access to and learned about much or all of the Company Group's customer information ("**Customer Information**"). Customer Information includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, pricing information, and other information identifying facts and circumstances specific to the customer or prospective customer and relevant to the Company Group's services and business offerings.

The Employee understands and acknowledges that solicitation or loss of any of these customer relationships or goodwill will cause significant and irreparable harm to the Company Group.

The Employee shall not for 24 months, beginning on the Separation Date, directly or indirectly solicit or attempt to solicit, contact (including but not limited to communications using email, regular mail, express mail, telephone, fax, instant message, social media, or any other oral, written, or electronic transmission), attempt to contact, or meet with the Company Group's current, former, or prospective customers for the purpose of offering or accepting goods or services similar to, or competitive with, those offered by the Company Group.

7. Cooperation. Certain matters in which the Employee has been involved during the Employee's employment may need the Employee's cooperation with the Company in the future. Accordingly, to the extent reasonably requested by the Company, the Employee shall cooperate with the Company regarding matters arising out of or related to the Employee's service to the Company, provided that the Company shall make reasonable efforts to minimize disruption of the Employee's other activities. The Company shall reimburse the Employee for reasonable expenses incurred in connection with this cooperation and, to the extent that the Employee is required to spend substantial time on such matters, the Company shall compensate the Employee at an hourly rate based on the Employee's base salary on the Separation Date.

8. Non-Disparagement. The Employee and the Company Group shall not make, publish, or communicate defamatory, derogatory, negative, or disparaging remarks, comments, or statements concerning any of the other party's products or services. The Employee and the Company Group shall not make, publish, or communicate to any person or entity, or discuss in any public forum, including but not limited to all forms of social media, any false, defamatory,

derogatory, negative, or disparaging remarks, comments, or statements concerning the other party or its businesses, or any of its employees, officers, or directors and their existing and prospective customers, suppliers, investors, vendors, and other associated third parties, now or at any time in the future.

This Section does not in any way restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement, including the right to report possible securities law violations to the SEC, without notice to the Company Group, and rights under the National Labor Relations Act (NLRA), including the right to file unlawful labor practice (ULP) charges or participate, assist, or cooperate in ULP investigations, and rights under Florida law. This Section also does not prevent the Employee from complying with any applicable law or regulation or a valid order from a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order.

9. Company Stock.

(a) For no additional consideration, the Employee hereby forfeits and sells, assigns, and transfers to the Company 1,000,000 shares of the Company's Class C common stock (which automatically convert into shares of Class A common stock) and irrevocably appoints the Company as its attorney-in-fact to transfer the stock on the books and records of the Company with full power of substitution. The Employee shall execute such assignments, stock powers, medallion guarantees, and other agreements or instruments necessary or appropriate to effectuate this provision.

(b) The Employee shall not, except as permitted by paragraphs (c) and (d) below, for a period of 18 months from the Execution Date (the "Lock Up Period"), offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Employee or any affiliate of the undersigned or any person in privity with the Employee or any affiliate of the Employee), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to, any shares of common stock of the Company or securities convertible, exchangeable or exercisable into, shares of Class A common stock, shares of Class C common stock, or other securities of the Company beneficially owned, held or hereafter acquired by the undersigned (collectively, the "Securities").

(c) Each calendar month following the Execution Date, the Employee may offer and sell up to 50,000 shares of Class A common stock if such offer or sale complies with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable laws, *provided however*, Employee may not sell more than 10,000 shares of Class A common stock on any single trading day.

(d) Notwithstanding paragraph (b), the Employee may transfer the Securities if (1) the Company receives a signed lock-up agreement (in the form of Sections 9(b), (c), and (d) of this Agreement) for the balance of the Lock Up Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer, (2) any such transfer does not involve a disposition for value, (3) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer is made voluntarily, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer in the following circumstances:

(i) as a *bona fide* gift or gifts;

(ii) to any immediate family member or to any trust for the direct or indirect benefit of the Employee or the immediate family of the Employee (for purposes of this Agreement, "immediate family" means any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

(iv) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, or related court order;

(v) to the Company from an employee of the Company upon death, disability or termination of employment, in each case, of such employee; or

(vi) pursuant to a *bona fide* third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company and made to all holders of the Company's capital stock involving a Change of Control (as defined below) of the Company (for purposes hereof, "Change of Control" means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons, of shares of capital stock if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity)); provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the undersigned's Securities remain subject to the provisions of this Agreement. In the event of a Change of Control, the shares of common stock beneficially owned by the Employee will be treated no less favorably than the shares of common stock beneficially owned by all other holders of the Company's common stock.

10. <u>Remedies</u>. In the event of a breach or threatened breach by the Employee of any provision of this Agreement, Employee hereby consents and acknowledges that money damages would not afford an adequate remedy and that Company is entitled to seek a temporary or

permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages, and without the necessity of posting any bond or other security. Any equitable relief is in addition to, not instead of, legal remedies, monetary damages, or other available relief.

11. Successors and Assigns.

(a) Assignment by the Company Group. The Company Group may freely assign this Agreement at any time. This Agreement shall inure to the benefit of the Company Group and its successors and assigns.

(b) No Assignment by the Employee. The Employee may not assign this Agreement in whole or in part. Any purported assignment by the Employee is null and void from the initial date of the purported assignment.

12. Governing Law. This Agreement and all matters arising out of or relating to this Agreement and the Employee's employment or termination of employment with the Company Group, whether sounding in contract, tort, or statute, for all purposes is intended to be governed by and construed in accordance with the laws of Florida (including its statutes of limitations) without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply.

13. Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between Company Group and Employee relating to the employment of Employee and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter.

14. Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Employee and by an authorized representative of the Company. No waiver by either party of any breach by the other party of any condition or provision of this Agreement to be performed by the other party constitutes a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by either party in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

15. Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect, or enforceable only if modified, such finding shall not affect the validity of the remainder of this Agreement, which shall remain in full force and effect and continue to be binding on the parties.

16. Interpretation. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph. Moreover, this Agreement shall not be construed against either party as the author or drafter of the Agreement.

17. Counterparts. The parties may execute this Agreement in counterparts, each of which is intended to be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart's signature page of this Agreement by facsimile, email in portable document format (.pdf), DocuSign, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.

18. No Admission of Liability. Nothing in this Agreement is intended as an admission by the Employee or the Company Group of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.

19. Notices. All notices under this Agreement must be given in writing by personal delivery/regular mail/email at the addresses indicated in this Agreement or any other address designated in writing by either party. When providing written notice to Company Group, a copy must be provided to Company's General Counsel and attorneys at the addresses below.

Notice to Company Group:

PSQ Holdings, Inc.
313 Datura Street, Suite 200
West Palm Beach, FL 33401
Attn: General Counsel
Email: legal@publicsq.com

With a copy to

Faegre Drinker Biddle & Reath, LLP
1144 15th Street, Suite 3400
Denver, CO 80202
Attn: Jeffrey Sherman
Email: Jeffrey.a.sherman@faegredrinker.com

Notice to the Employee:

Michael Seifert

that Company incurred in the course of enforcing the terms of this Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts.

22. Notice of Post-Termination Obligations. The Employee shall notify any subsequent employer of the restrictive covenants in this Agreement. In addition, the Employee authorizes the Company Group to provide a copy of the restrictive covenants in this Agreement to third parties, including but not limited to, the Employee's subsequent, anticipated, or possible future employer.

23. Acknowledgment of Full Understanding. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EMPLOYEE ACKNOWLEDGES AND AGREES THAT THE EMPLOYEE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EMPLOYEE'S CHOICE BEFORE SIGNING THIS AGREEMENT. THE EMPLOYEE FURTHER ACKNOWLEDGES THAT THE EMPLOYEE'S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE EMPLOYER GROUP FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW.

[SIGNATURE PAGE FOLLOWS]

Signed:

EMPLOYEE

DocuSigned by:

Signature: Michael Seifert

Michael Seifert

PSQ HOLDINGS, INC.

Signed by:

By: Dusty Wunderlich

Name: Dusty Wunderlich

Title: Chairman and Chief Executive Officer